                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Splash Technology Holdings, Inc. on Form S-8, for the registration of 2,725,373 shares of common stock, of our report dated July 23, 1996, except for Note 12, the dates for which are July 31, 1996 and September 6, 1996, on our audits of the consolidated financial statements of Splash Technology Holdings, Inc. as of September 30, 1994 and 1995, and June 30, 1996 and for the years ended September 30, 1994 and 1995, the four months ended January 31, 1996 and the five months ended June 30, 1996 appearing in the registration statement on Form S-1 (SEC Registration No. 333-09591) of Splash Technology Holdings, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

San Jose, California
October 9, 1996